UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 14, 2007

Date of Report (Date of earliest event reported)

Macrovision Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22023	77-0156161
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets

Pursuant to the Agreement and Plan of Merger dated November 5, 2007 by and among Macrovision Corporation (“Macrovision”), Aspen Acquisition Corp., All Media Guide Holdings, Inc. (“AMG”), Digital On-Demand, Inc. (a Delaware corporation), and Digital On-Demand, Inc. (a California corporation) as Representative (the “Agreement”), on December 14, 2007, Macrovision completed its acquisition of privately-held All Media Guide Holdings, Inc.. Macrovision paid a total of $82,000,000 in cash consideration in the transaction, on the terms and subject to the conditions set forth in the Agreement. The above description of the Agreement and the transaction is qualified in its entirety by reference to the Agreement, which was filed as Exhibit 10.1 to Macrovision’s Current Report on Form 8-K filed on November 9, 2007 and is incorporated by reference herein.

AMG is one of the world’s largest providers of information databases and metadata for entertainment products (music, movies and games), as well as solutions that support the recognition, discovery and management of digital media.

ITEM 9.01	Financial Statements and Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description

2.1*	Agreement and Plan of Merger dated November 5, 2007 by and among Macrovision Corporation, Aspen Acquisition Corp., All Media Guide Holdings, Inc., Digital On-Demand, Inc. (a Delaware corporation), and Digital On-Demand, Inc. (a California corporation) as Representative

*	Incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K dated November 5, 2007 and filed by Macrovision with the Securities and Exchange Commission on November 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Corporation (Registrant)

Date: December 19, 2007	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel